EXHIBIT 24

POWERS OF ATTORNEY

WITNESSETH, that each of the undersigned directors or officers of FIRST CITIZENS BANCORPORATION OF SOUTH CAROLINA, INC. (“Bancorp”), a South Carolina corporation, by his or her execution hereof, hereby constitutes and appoints each of JIM B. APPLE, CRAIG L. NIX and CHARLES D COOK, or any substitute appointed by either of them, jointly and severally, as his or her true and lawful attorney-in-fact and agent for him or her, and in his or her name, place and stead, to execute and sign his or her name to Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2003, which is to be filed by Bancorp with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, granting unto each said attorney-in-fact full power and authority, acting jointly or severally, to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorney-in-fact and agent which they may lawfully do in the premises or cause to be done by virtue hereof.

Signature	Title	Date

/S/ JIM B. APPLE Jim B. Apple	Chairman , President and Chief Executive Officer (principal executive officer)	January 28, 2004

/S/ CRAIG L. NIX Craig L. Nix	Executive Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)	January 28, 2004

/S/ CARMEN HOLDING AMES Carmen Holding Ames	Director	January 28, 2004

/S/ RICHARD W. BLACKMON Richard W. Blackmon	Director	January 28, 2004

/S/ PETER M. BRISTOW Peter M. Bristow	Executive Vice President, Chief Operating Officer and Director	January 28, 2004

/S/ GEORGE H. BROADRICK George H. Broadrick	Director	February 20, 2004

/S/ WALTER C. COTTINGHAM Walter C. Cottingham	Director	January 28, 2004

/S/ DAVID E. DUKES David E. Dukes	Director	January 28, 2004

Signature	Title	Date

/S/ M. CRAIG GARNER, JR. M. Craig Garner, Jr.	Director	February 27, 2004

/S/ WILLIAM E. HANCOCK III William E. Hancock III	Director	January 28, 2004

/S/ ROBERT B. HAYNES Robert B. Haynes	Director	January 28, 2004

/S/ WYCLIFFE E. HAYNES Wycliffe E. Haynes	Director	January 28, 2004

/S/ LEWIS M. HENDERSON Lewis M. Henderson	Director	January 28, 2004

/S/ FRANK B. HOLDING Frank B. Holding	Vice Chairman	January 28, 2004

/S/ DAN H. JORDAN Dan H. Jordan	Director	January 28, 2004

/S/ KEVIN B. MARSH Kevin B. Marsh	Director	February 27, 2004

/S/ CHARLES S. MCLAURIN III Charles S. McLaurin III	Director	January 28, 2004

/S/ N. WELCH MORRISETTE, JR. N. Welch Morrisette, Jr.	Director	January 28, 2004

/S/ E. PERRY PALMER E. Perry Palmer	Director	January 28, 2004

/S/ WILLIAM E. SELLARS William E. Sellars	Director	January 28, 2004

/S/ HENRY F. SHERRILL Henry F. Sherrill	Director	January 28, 2004